FIRST AMENDMENT TO PLEDGE AGREEMENT


     This First Amendment to Pledge Agreement (the "Amendment") is made as of this 30th day of November, 2000, to be effective as of September 30, 2000, by and among ASCENT ASSURANCE, INC., formerly Westbridge Capital Corp., (the "Pledgor"), and LASALLE BANK NATIONAL ASSOCIATION, formerly LaSalle National Bank, ("Bank").

                               W I T N E S S E T H

     WHEREAS, Pledgor executed and delivered that certain Pledge Agreement, dated as of June 26, 1997 in favor of Bank with respect to 100% of the issued and outstanding shares of the capital stock of National Financial Insurance Company ("NFIC") and National Foundation Life Insurance Company ("NFL"); and

     WHEREAS, Pledgor delivered the Pledge Agreement pursuant to (i) that certain Credit Agreement, dated as of June 6, 1997 between Ascent Funding, Inc. (formerly Westbridge Funding Corporation) and the Bank (the "Credit Agreement") and (ii) that certain Guaranty Agreement, dated as of June 26, 1997 by Pledgor in favor the Bank (the "Guaranty Agreement"); and

     WHEREAS, NFL has requested and the Texas Insurance Commissioner has approved an extraordinary distribution of approximately $4,131,000 to Pledgor, consisting of 100% of the issued and outstanding common capital stock of Freedom Holding Company ("FHC") and its wholly owned subsidiary, Freedom Life Insurance Company of America ("FLICA"); and

     WHEREAS, as a result of such extraordinary distribution, FHC is a direct subsidiary and FLICA is an indirect subsidiary of Pledgor, and, through an additional restructuring of FHC, FLICA shall become a direct subsidiary of Pledgor; and

     WHEREAS, Pledgor has agreed to pledge all of the outstanding capital stock of FHC, FLICA, NFL and NFIC (collectively, the "Pledged Subsidiary") to Bank, subject to obtaining the required Pledge Approvals, and any additional shares of the capital stock or series of any Pledged Subsidiary which Pledgor may from time to time acquire in any way at any time hereafter, including due to the restructuring of FLICA; and

     WHEREAS, the parties desire to amend the Pledge Agreement, as more fully set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the adequacy of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.  Unless otherwise defined herein,  all capitalized terms
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shall have the meaning given to them in the Pledge Agreement.

SECTION 2. AMENDMENTS TO PLEDGE AGREEMENT.
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2.1  Attachment A to the Pledge  Agreement is hereby deleted in its entirety and replaced by inserting the following in its stead:



                                  Attachment A

  Name of Issuer                 No. of Shares              Certificate No.(s)

  National Financial Insurance      125,000                         3
  Company

  National Foundation Life        2,600,000                         1
  Insurance Company



  Freedom Holding Company         2,000,000                        11


  Freedom Life Insurance
  Company of America              1,761,816                         1


SECTION  3.  CONDITIONS  PRECEDENT.  The  effectiveness  of  this  Amendment  is
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expressly conditioned upon satisfaction of the following conditions precedent:

3.1 The Bank shall have received copies of this Amendment duly executed by the Pledgor.

3.2 The Bank shall have received the stock certificates representing all of the outstanding capital stock of each Pledged Subsidiary (with stock powers signed in blank).

3.3 Pledgor shall have received the required Pledge Approval (as defined in the Guaranty Agreement) with respect to the pledge of all of the outstanding capital stock of FHC and FLICA to Bank.


3.4 The Bank shall have received such other documents, certificates and assurances as it shall reasonably request, all of which have been delivered on or prior to the date hereof.

SECTION 4. REAFFIRMATION OF PLEDGOR. Pledgor hereby ratifies and reaffirms that certain Pledge Agreement and each of the terms and provisions contained therein, and agrees that the Pledge Agreement continues in full force and effect following the execution and delivery of this Amendment. Pledgor represents and warrants to Bank that the Pledge Agreement was, on the date of the execution and delivery thereof, and continues to be, the valid and binding obligation of Pledgor enforceable in accordance with its terms and that Pledgor has no claims or defenses to the enforcement of the rights and remedies of Bank under the Pledge Agreement.

Pledgor further agrees to immediately pledge and deliver to Bank any Additional Pledged Shares or Pledged Securities (including the delivery and execution of all certificates and/or other instruments or documents representing each item thereof) which Pledgor may acquire in any way at any time after the effective date hereof in connection with the restructuring of FLICA as a direct subsidiary of Pledgor.

SECTION  5.  COUNTERPARTS.  This  Amendment  may be  executed  in  two  or  more
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counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same document.

                            [SIGNATURE PAGE FOLLOWS]


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IN WITNESS  WHEREOF,  the parties hereto have executed this Amendment on the day and year specified above.


                                ASCENT ASSURANCE, INC.

                                By: /s/Patrick J. Mitchell
                                Name: Patrick J. Mitchell
                                Title: Chairman of the Board and CEO


                                LASALLE BANK NATIONAL ASSOCIATION

                                By: /s/Janet R. Gates
                                Name: Janet R. Gates
                                Title: Senior Vice President